Countrywide
                                                                   HOME LOANS
                                                          400 Countrywide Way
February 28, 2007                          Simi Valley, California 93065-6298


AURORA MSF LEHMAN
2530 S PARKER RD, #601
AURORA, CO 80014


                            OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

    (a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

    (b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.


/s/ Joseph Candelario     February 28, 2007
----------------------    ------------------
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration


See Deal Name listing on following page.




Exhibit A

LMT 2006-3
LMT 2006-4
LMT 2006-9
LXS 2006.10N
LXS 2006-12N
LXS 2006-16N
LXS 2006-17
LXS 2006-18N
LXS 2006-19
LXS 2006-20
LXS 2006-2N
LXS 2006-3
LXS 2006-4N
SARM 06-05
SARM 2006-1
SARM 2006-10
SARM 2006-11
SARM 2006-12
SARM 2006-2
SARM 2006-3
SARM 2006-3
SARM 2006-4
SARM 2006-4
SARM 2006-5
SARM 2006-7
SARM 2006-8
SARM 2006-9